                                                                     EXHIBIT 8.1
                              FORM OF TAX OPINION
                              -------------------


                              September   , 1996


Prentiss Properties Trust
1717 Main Street, Suite 5000
Dallas, Texas 75201

Lehman Brothers
Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
   As representatives of the Underwriters
   named in Schedule A of the Underwriting Agreement
   c/o Lehman Brothers
       3 World Financial Center
       New York, New York 10285


                           Prentiss Properties Trust
                           -------------------------
                               Qualification as
                               ----------------
                         Real Estate Investment Trust
                         ----------------------------

Ladies and Gentlemen:

     We have acted as counsel to Prentiss Properties Trust, a Maryland real estate investment trust (the "Trust"), in connection with the preparation of a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission on August 9, 1996 (No.333-9863), as amended through the date hereof, with respect to the offering and sale (the "Offering") of up to 18,280,485 common shares of beneficial interest, $0.01 par value per share, of the Trust (the "Common Shares"), and the Trust's contribution of (1) a portion of the net proceeds of the Offering to its wholly-owned subsidiary, Prentiss Properties General Partner, Inc., a Delaware corporation ("GP Inc."), and GP Inc.'s contribution of such proceeds to Prentiss Properties Acquisition Partners, L.P., a Delaware

Prentiss Properties Trust
Lehman Brothers
Alex. Brown & Sons, Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
September   , 1996
Page 2


limited partnership (the "Operating Partnership"), in exchange for a 0.2% general partnership interest in the Operating Partnership and (ii) a portion of the net proceeds of the Offering to the Operating Partnership in exchange for a limited partnership interest in the Operating Partnership. You have requested our opinion regarding certain U.S. federal income tax matters in connection with the Offering.

       The Operating Partnership owns, directly or indirectly, equity interests in 47 office and industrial properties (the "Predecessor Properties") and has contracted to acquire [38] additional office and industrial properties (the "Acquisition Properties," and together with the Predecessor Properties, the "Properties"). Upon the acquisition of the Acquisition Properties, the Operating Partnership will own [73] of the Properties directly and will own interests in the remaining [12] Properties through the following entities: (i) Run Deep Limited Partnership, a Maryland limited partnership ("Run Deep LP"),
(ii) Western Avenue Associates Limited Partnership, a Maryland limited partnership ("Western LP"), (iii) Riverside Investments, L.P., a
Delaware limited partnership ("Riverside LP"), (iv) PL Properties Associates, L.P., a [Delaware] limited partnership ("PL LP"), (v) Fairview Eleven Investors, L.P., a [Delaware] limited partnership ("Fairview LP"), (vi) Broadmoor Austin Associates, a [Texas] general partnership ("Broadmoor"), and (vii) Prentiss/ Copley Itasca Associates, a [Delaware] general partnership ("Itasca"). The Operating Partnership also will own interests in Prentiss Properties Management, L.P., a [Delaware] limited partnership ("PPMLP"), and (ii) Riverside Industrial, LLC, a Delaware limited liability company ("Riverside LLC"). The entities described in this paragraph will be referred to collectively herein as the "Noncorporate Subsidiaries."

       The Operating Partnership will own all of the nonvoting stock of Prentiss Properties Limited, Inc., a [Delaware] corporation formerly named Prentiss Properties Run Deep, Inc. ("PPL"), representing 95% of the economic

Prentiss Properties Trust
Lehman Brothers
Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
September __, 1996
Page 3


interests therein. All of the voting stock of PPT., representing 5% of the economic interests therein, will be owned by [__________, a _________ corporation owned by Michael V. Prentiss] [Michael V. Prentiss].

         In connection with the opinions rendered below, we have examined the following:

         1. the Trust's Amended and Restated Declaration of Trust, as duly filed with the Department of Assessments and Taxation of the State of Maryland on September __, 1996;

         2.  the Trust's By-Laws;

         3.  the Articles of Incorporation of GP Inc.;

         4.  GP Inc.'s By-Laws;

         5. the Registration Statement, including the prospectus contained as part of the Registration Statement (the "Prospectus");

         6. the Agreement of Limited Partnership of the Operating Partnership, dated March 9, 1990, among Prentiss Property Acquisition, L.P., a Texas limited partnership ("Acquisition LP"), as general partner, and several limited partners;

         7. the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated July __, 1990, among Acquisition LP, as general partner, and several limited partners, as amended on __________, 199__, ________, 199__ and ________, 199__;

         8. the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated September __, 1996 (the "Operating Partnership Agreement"), among GP Inc., as general partner, and several limited partners;

Prentiss Properties Trust
Lehman Brothers
Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
September ___, 1996
Page 4

                9. the Agreement of Limited Partnership of Run Deep LP, dated __________, between the Operating Partnership, as general partner, and PPL, as limited partner, as amended on September ___, 1996;
                10. the Agreement of Limited Partnership of Western LP, dated __________, between the Operating Partnership, as general partner, and PPL, as limited partner, as amended on September ___, 1996;
                11.  the Agreement of Limited Partnership of Riverside LP, dated
- ----------, between the Operating Partnership, as general partner, and PPL, as limited partner, as amended on September ___, 1996;
                12. the Agreement of Limited Partnership of PL LP, dated __________, between PPM LP, as general partner, and the Operating Partnership, as limited partner;
                13.  the Agreement of Limited Partnership of Fairview LP, dated
- ----------, between PPM LP, as general partner, and the Operating Partnership, as limited partner, as amended on September ___, 1996;
                14. the Agreement of Partnership of Broadmoor, dated __________, among the Operating Partnership, as managing general partner, and International Business Machines Corporation and 11,000 Burnet Road Corporation, as general partners, as amended on September ___, 1996;
                15. the Agreement of Partnership of Itasca, dated __________, among the Operating Partnership, and several other persons, as general partners, as amended on September ___ , 1996;
                16. The Agreement of Limited Partnership of PPM LP, dated _____, between the Operating Partnership, as general partner, and PPL, as limited partner;

Prentiss Properties Trust
Lehman Brothers
Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
September   , 1996
         ---
Page 5


                17.  the Limited Liability Company Agreement of Riverside LLC,
dated        , between the Operating Partnership and PPL;
     ---------

                18.  the Articles of Incorporation of PPL;

                19.  PPL's By-Laws; and

                20. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

                In connection with the opinions rendered below, we have assumed generally that:

                1. each of the documents referred to above has been duly authorized, executed, and delivered; in authentic, if an original, or is accurate, if a copy; and has not been amended;

                2. during its short taxable year ending December 31, 1996 and subsequent taxable years, the Trust will operate in such a manner that will make
the representations contained in a certificate, dated September   , 1996 and
                                                               ---
executed by a duly appointed officer of the Trust (the "Officer's Certificate"), true for such years;

                3. the Trust will not make any amendments to its organizational documents, GP Inc.'s organizational documents, the Operating Partnership Agreement, the partnership agreement or operating agreement of any Noncorporate Subsidiary (together with the Operating Partnership Agreement, the "Partnership Agreements"), or PPL's organizational documents after the date of this opinion that would affect its qualification as a real estate investment trust (a "REIT") for any taxable year;

Prentiss Properties Trust
Lehman Brothers
Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
September   , 1996
         ---
Page 6

                4. each partner or member of the Operating Partnership and the Noncorporate Subsidiaries (each a "Partner") that is a corporation or other entity has a valid legal existence;

                5. each Partner has full power, authority, and legal right to enter into and to perform the terms of the applicable Partnership Agreement and the transactions contemplated thereby; and

                6. no action will be taken by the Trust, the Operating Partnership, the Noncorporate Subsidiaries, the Partners, or PPL after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

                In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificate. For purposes of our opinions, we made no independent investigation of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Prospectus. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. In addition, to the extent that any of the representations provided to us in the Officer's Certificate are with respect to matter set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representations the relevant portion of the Code and the applicable Regulations.

                Based on the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, and the discussion in the Prospectus under the Caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

Prentiss Properties Trust
Lehman Brothers
Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
September ___, 1996
Page 7

                (a) commencing with the Trust's short taxable year beginning on the day before the closing date of the Offering and ending December 31, 1996, the Trust will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the code, and the Trust's organization and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code;

                 (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Common Shares;
                 (c) the Operating Partnership and each Noncorporate Subsidiary will be treated for federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly traded partnerships.

We will not review on a continuing basis the Trust's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given taxable year will satisfy the requirements for qualification and taxation as a REIT.

                The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Trust from qualifying as a REIT, or

Prentiss Properties Trust
Lehman Brothers
Alex. Brown & Sons Incorporated
A.G. Edwards & Sons, Inc.
Prudential Securities Incorporated
Smith Barney Inc.
Principal Financial Securities, Inc.
September ___, 1996
Page 8

the Noncorporate Subsidiaries from being classified as partnerships for federal income tax purposes.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Considerations" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addresses, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                               Very truly yours,